                                                                 EXHIBIT 10.19


                      ====================================




                                CREDIT AGREEMENT


                                     BETWEEN



                              ROADWAY EXPRESS, INC.


                                       AND


                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                            -------------------------

                                U.S. $25,000,000

                            -------------------------


                            DATED AS OF JULY 15, 1996




                      ====================================

                              TABLE OF CONTENTS
                              -----------------

SECTION                                                                                          PAGE
-------                                                                                          ----

SECTION 1.        INTERPRETATIONS AND DEFINITIONS.................................................  1
                  1.1      Definitions............................................................  1
                  1.2      Accounting Terms and Determinations; Interpretation....................  9

SECTION 2.        THE LOANS.......................................................................  9
                  2.1.     The Loans..............................................................  9
                  2.2.     Notice of Borrowings................................................... 10
                  2.3.     Notice to Bank; Funding of Loans....................................... 10
                  2.4.     Notes.................................................................. 11
                  2.5.     Maturity of Loans...................................................... 11
                  2.6.     Interest Rates......................................................... 11
                  2.7      Conversions and Continuations.......................................... 13
                  2.8      Interest Periods....................................................... 13
                  2.9      Optional Prepayments................................................... 13
                  2.10     Optional Termination................................................... 14
                  2.11     Mandatory Termination.................................................. 14
                  2.12     General Provisions as to Payments...................................... 14
                  2.13     Funding Losses......................................................... 14
                  2.14     Fees................................................................... 14
                  2.15     Computation of Interest and Fees....................................... 15
                  2.16     Use of Proceeds........................................................ 15

SECTION 3.        OTHER CREDIT TERMS.............................................................. 15
                  3.1      Euro-Dollar Borrowings................................................. 15
                  3.2      Illegality............................................................. 15
                  3.3      Increased Cost and Reduced Return...................................... 16
                  3.4      Base Rate Loans Substituted for Affected Euro-Dollar
                           Loan................................................................... 17

SECTION 4.        SECURITY........................................................................ 17
                  4.1      Security Interest in the Collateral.................................... 17
                  4.2      Additional Security.................................................... 18

SECTION 5.        BORROWER'S REPORTS.............................................................. 19
                  5.1      Borrowing Base Certificate............................................. 19
                  5.2      Account Schedules, Invoices............................................ 19

SECTION 6.        BORROWER'S RECORDS.............................................................. 19

SECTION 7.        COLLECTIONS BY BORROWER....................................................................... 19

SECTION 8.        COLLECTIONS BY THE BANK....................................................................... 19
                  8.1   The Bank's Right to Collect Upon Default................................................ 20
                  8.2   Collections and Application Thereof..................................................... 20
                  8.3   Delivery of Collections to the Bank..................................................... 20
                  8.4   Reinstatement of Borrower's Authorization to Collect.................................... 20

SECTION 9.        ADDITIONAL PROVISIONS CONCERNING COLLATERAL................................................... 21
                  9.1   Inspection by the Bank.................................................................. 21
                  9.2   Location of Borrower and its Records.................................................... 21
                  9.3   No Sale or Other Disposition............................................................ 21
                  9.4   Title to Collateral; Preservation of the Bank's Security
                        Interest................................................................................ 21

SECTION 10.       POWER OF ATTORNEY............................................................................. 21

SECTION 11.       LIMITATION OF LIABILITY OF THE BANK;
                  INDEMNIFICATION BY BORROWER................................................................... 22
                  11.1  Indemnification Regarding Collateral Rights............................................. 22
                  11.2  Indemnification Generally............................................................... 22

SECTION 12.       AFFIRMATIVE COVENANTS......................................................................... 23
                  12.1  Books and Records....................................................................... 23
                  12.2  Reporting Requirements.................................................................. 23
                  12.3  Payment of Taxes, Governmental Charges.................................................. 25
                  12.4  Compliance with Laws.................................................................... 25
                  12.5  Insurance............................................................................... 25
                  12.6  Maintenance of Properties............................................................... 26
                  12.7  Preservation of Corporate Existence..................................................... 26
                  12.8  Conduct of Business..................................................................... 26
                  12.9  Notice of Potential Default, Material Adverse
                        Change.................................................................................. 26
                  12.10 Billing Offices......................................................................... 27
                  12.11 Regulations U and X..................................................................... 27
                  12.12 ERISA Covenants......................................................................... 27
                  12.13 Qualified Accounts...................................................................... 27

SECTION 13.       NEGATIVE COVENANTS............................................................................ 27
                  13.1  Sales of Receivables; Sale/Leasebacks................................................... 28
                  13.2  Indebtedness............................................................................ 28
                  13.3  Merger; Sale Of Assets.................................................................. 28
                  13.4  Liens................................................................................... 28

SECTION 14.         FINANCIAL COVENANTS OF BORROWERS............................................................ 29
                    14.1      Cash Flow Coverage Ratio.......................................................... 29
                    14.2      Consolidated Tangible Net Worth................................................... 29
                    14.3      Value of the Net Amount of Qualified Accounts..................................... 29

SECTION 15.         REPRESENTATIONS AND WARRANTIES.............................................................. 30
                    15.1      Organization and Qualification.................................................... 30
                    15.2      Authority and Authorization....................................................... 30
                    15.3      Execution and Binding Effect...................................................... 30
                    15.4      Litigation; Compliance with Laws: Title to
                              Properties........................................................................ 30
                    15.5      Adverse Agreements, Absence of Conflicts.......................................... 30
                    15.6      Indebtedness; Liens............................................................... 31
                    15.7      Accurate and Complete Disclosure.................................................. 31
                    15.8      Financial Statements.............................................................. 31
                    15.9      No Default; Compliance with Instruments........................................... 31
                    15.10     ERISA Compliance.................................................................. 31
                    15.11     Taxes............................................................................. 32
                    15.12     Regulations U and X............................................................... 32
                    15.13     Investment Company Act; Other Regulations......................................... 32
                    15.14     Distribution Agreements........................................................... 32
                    15.15     Incorporation of Representations and Warranties................................... 33
                    15.16     Environmental Matters............................................................. 33
                    15.17     Consents, Permits etc............................................................. 33
                    15.18     Title to Property................................................................. 34

SECTION 16.         CONDITIONS OF LOANS......................................................................... 34
                    16.1      Initial Loans..................................................................... 34
                    16.2      All Loans......................................................................... 35

SECTION 17.         DEFAULT..................................................................................... 36

SECTION 18.         REMEDIES.................................................................................... 37

SECTION 19.         MISCELLANEOUS............................................................................... 39
                    19.1      Notices........................................................................... 39
                    19.2      Amendments and Waivers; Cumulative Remedies....................................... 39
                    19.3      Successors and Assigns............................................................ 40
                    19.4      Counterparts...................................................................... 40
                    19.5      Headings; Table of Contents....................................................... 40
                    19.6      GOVERNING LAW..................................................................... 40

EXHIBITS AND SCHEDULES

Exhibit A                  Form of Note

                                CREDIT AGREEMENT
                                ----------------


                   CREDIT AGREEMENT (this "AGREEMENT") dated as of July 15, 1996 between ROADWAY EXPRESS, INC., a Delaware corporation (the "BORROWER"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "BANK").

                   The parties hereto hereby agree as follows:

SECTION 1.         INTERPRETATIONS AND DEFINITIONS.
                   --------------------------------

                   1.1      DEFINITIONS.

                   (a) The following terms, as used herein, shall have the following respective meanings:

                   The term "ACCOUNT" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

                   The term "ACCOUNT DEBTOR" means each person, natural or artificial, obligated to pay on, under or pursuant to an Account.

                   The term "ADJUSTED EURO-DOLLAR RATE" has the meaning set forth in Section 2.6(b) hereof.

                   The term "AGREEMENT" means this Credit Agreement and all exhibits, schedules,documents and instruments attached hereto or executed in connection therewith, as any or all of the foregoing may be amended, modified or supplemented from time to time.

                   The term "APPLICABLE LENDING OFFICE" means, with respect to the Bank, (i) in the case of its Base Rate Loans and Quoted Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

                   The term "BANK ONE" means Bank One, Akron, N.A., and its successors and assigns.

                   The term "BANK ONE CREDIT AGREEMENT" means the Credit Agreement dated as of January 2, 1996, a copy of which is attached hereto as EXHIBIT D, between the Borrower and Bank One, Akron, N.A., and all exhibits, schedules, documents, and instruments attached thereto or executed in connection therewith as or all of the foregoing may be amended, modified or supplemented from time to time, and any replacements or substitutions therefor.

                   The term "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                   The term "BASE RATE LOAN" means a Loan which bears interest at the Base Rate in accordance with the applicable Notice of Borrowing or pursuant to Sections 2.7, 2.8 or 3.4 hereof.

                   The term "BORROWING BASE" means at any time (x) the lesser of
(i) the Net Amount of Qualified Accounts minus the aggregate outstanding principal amount of loans under the Bank One Credit Agreement or (ii) Twenty-Five Million Dollars ($25,000,000).

                   The term "BORROWING BASE CERTIFICATE" means the certificate substantially in the form of EXHIBIT E hereto.

                   The term "BUSINESS DAY" means any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or other day on which commercial banks in New York, New York are authorized or obligated to close under applicable law.

                   The term "CAPITAL LEASE" means all leases which have been or should be capitalized on the books of the Borrower or any Subsidiary in accordance with GAAP.

                   The term "CASH COLLATERAL ACCOUNT" has the meaning ascribed to that term in Section 8.2 hereof.

                   The term "CASH FLOW COVERAGE RATIO" of the Borrower means, on a consolidated basis, the ratio of (i) earnings before interest, depreciation and amortization ("EBIDA") less internally funded Net Capital Expenditures to
(ii) cash payments for debt service and dividends (excluding, for any period prior to the Distribution Date provided in the Distribution Agreements, any dividends or other distributions by the Borrower to its stockholders).

                   The term "CLOSING" means the closing of the transactions provided for in this Agreement on the Closing Date.

                   The term "CLOSING DATE" means July 15, 1996 or such other date upon which the parties may agree.

                   The term "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute and the rules and regulations promulgated thereunder.

                   The term "COLLATERAL" has the meaning as set forth in Section
4.1 hereof.

                   The term "COMMITMENT" means the amount set forth below the name of the Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.11 and 2.12 hereof.

                   The term "COMMITTED LOAN" and "COMMITTED LOANS" each have the meanings set forth in Section 2.1 hereof.

                   The term "CONSOLIDATED TANGIBLE NET WORTH" means, at any time, and determined in conformity with GAAP, on a consolidated basis, the stockholders' equity of the Borrower and each of its Subsidiaries, less all intangible assets of the Borrower and each of its Subsidiaries including, but not limited to, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, excess of purchase costs over net assets acquired, patents, trademarks, copyrights, trade secrets, know how, licenses, research and development expenses and any amount reflected as treasury stock.

                   The term "CREDIT DOCUMENTS" means this Agreement, the Security Documents and the Intercreditor Agreement.

                   The term "CREDIT PERIOD" has the meaning set forth in Section
2.1 hereof.

                   The term "DEFAULT" of the Borrower means a default by the Borrower under the terms of Section 17 of this Agreement.

                   The term "DEFINED BENEFIT PLAN" means any single-employer plan as defined in Section 4001(a)(15) of ERISA and any other employee pension benefit plan as defined in Section 3(2) of ERISA that is subject to Part 3 of Title I of ERISA sponsored or maintained by a Plan Employer.

                   The term "DISTRIBUTION AGREEMENTS" means, collectively, the Distribution Agreement by and between the Borrower and Roadway Services, Inc. dated as of December 29, 1995, and each and every document or agreement executed in connection therewith or related thereto.

                   The term "DOLLARS" and the sign "$" mean lawful money of the United States of America.

                   The term "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                   The term "DOMESTIC LENDING OFFICE" means (i) as to the Bank, its office so specified on the signature pages hereof or (ii) in any such case, such other office as the Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower.

                   The term "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect, and any successor statute.

                   The term "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

                   The term "EURO-DOLLAR LENDING OFFICE" means, as to the Bank, its office, branch or affiliate so specified on the signature pages hereof or such other office, branch or affiliate of the Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower.

                   The term "EURO-DOLLAR LOAN" means a Loan to be made by the Bank which is to bear interest as provided in Section 2.6(b) hereof in accordance with the applicable Notice of Borrowing or on Notice of Conversion, as the case may be.

                   The term "EURO-DOLLAR MARGIN" means 0.35%.

                   The term "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.6(b) hereof.

                   The term "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; PROVIDED, THAT, (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Bank.

                   The term "GAAP" means generally accepted accounting principles in the United States of America, as such accounting principles are generally accepted by the accounting profession on the date of this Agreement, unless such principles are inconsistent with the express requirements of this Agreement, applied on a consistent basis and applied to both classification of items and amounts, which shall include but not be limited to, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

                   The term "INDEBTEDNESS" means all obligations for the payment of money and liabilities of the Borrower to the Bank, of every kind and nature, due or to become due, direct or contingent, arising under this Agreement and the Security Documents, including, without limitation, (a) all Loans made hereunder by the Bank to or at the request of the Borrower, including all interest and other charges thereon, (b) all covenants, agreements, liabilities or other obligations of the Borrower hereunder and under the Security Documents, and (c) all costs, expenses, liabilities and obligations, including reasonable attorneys' fees and expenses, incurred by the Bank (i) in maintaining, preserving, protecting or enforcing, or realizing upon, any or all of the Collateral or the Bank's security interests therein, and (ii) in enforcing any or all of the rights of the Bank against the Borrower under this Agreement and the Security Documents, in collecting any or all of the Indebtedness, or in taking any other action permitted under this

Agreement and the Security Documents with respect to the Borrower.

                   The term "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date hereof between the Bank and Bank One, substantially in the form attached hereto as EXHIBIT F.

                   The term "INTEREST PERIOD" means, (1) with respect to any Euro-Dollar Loan:

                   (i) initially, the period commencing on the date such Loan is made in accordance with Section 2.3(b) hereof, converted or continued as such and ending one (1) month, two (2) months or three (3) months thereafter, as the Borrower may elect;

                   (ii) thereafter, each period commencing on the last day of the next preceding Interest Period for such Loan and ending one (1) month, two (2) months or three (3) months thereafter, as the Borrower may elect; PROVIDED, THAT:

                            (a) any Interest Period which would otherwise end on
                   a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                            (b) any Interest Period which begins on a day for
                   which there is not a numerically corresponding day in the calendar month during which such Euro-Dollar Interest Period is to end shall, subject to clause (a) above, end on the last day of such calendar month; and

                            (c) if any Interest Period determined as set forth
                   above would otherwise end after the Maturity Date, such Interest Period shall end, subject to clause (a) above, on the Maturity Date;

(2) with respect to each Base Rate Loan, the period commencing on the date of such Loan and ending thirty (30) days thereafter and (3) with respect to each Quoted Rate Loan, the period commencing on the date of such Quoted Rate Loan and ending at the end of the term agreed upon between the Borrower and the Bank.

                   The term "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body .

                   The term "LIABILITY CLAIMS SETTLEMENT PROGRAM" means a program undertaken by the Borrower to promptly adjust and settle worker's compensation claims and personal injury and property damage claims of third parties, which are outstanding as of January 1, 1996.

                   The term "LOAN" and "LOANS" each has the meanings set forth in Section 2.1. hereof.

                   The term "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.6(b) hereof.

                   The term "MANAGEMENT'S STOCK INCENTIVE PLAN" means the Roadway Express Inc. Management Incentive Stock Plan, effective January 1, 1996, as amended or otherwise modified from time to time in such respects as are not adverse to the Bank in its sole discretion.

                   The term "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, the Note, the Credit Documents or any other document or agreement executed in connection herewith or relating hereto or the rights or remedies of the Bank hereunder or thereunder.

                   The term "MATURITY DATE" means July 31, 1997.

                   The term "MULTIEMPLOYER PLAN" means any multiemployer plan as defined in Section 4001(a) (3) of ERISA.

                   The term "NET AMOUNT OF QUALIFIED ACCOUNTS" means the gross amount payable under Qualified Accounts outstanding at any time less claims, returns, maximum discounts, credits and allowances to Account Debtors in connection therewith, and less sales, excise and similar taxes.

                   The term "NET CAPITAL EXPENDITURES" means for any year or portion thereof and as determined on a consolidated basis, (i) all expenditures during such year or portion thereof for any fixed assets or improvements, or for replacement or substitutions therefor or additions thereto, that have a useful life of more than one (1) year plus (ii) the purchase price of assets acquired in connection with any Capital Lease entered into during such year or portion thereof, less (iii) cash from sales of carrier operating property.

                   The term "NOTE" means the promissory note of the Borrower, substantially in the form of EXHIBIT A hereto, evidencing the obligation of the Borrower to repay the Loans.

                   The term "NOTICE OF BORROWING" has the meaning set forth in
Section 2.2 hereof.

                   The term "NOTICE OF CONVERSION" has the meaning set forth in
Section 2.7 hereof.

                   The term "OFFICIAL BODY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                   The term "PARTICIPANTS" has the meaning set forth in Section 19.3(b) hereof.

                   The term "PARTICIPATIONS" has the meaning set forth in
Section 19.3(b) hereof.

                   The term "PBGC" means the Pension Benefit Guaranty Corporation established under Tide IV of ERISA or any successor to the PBGC.

                   The term "PERSON" means a person as defined under Section 3(9) of ERISA.

                   The term "PERSON" means an individual, a corporation, a partnership, an association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                   The term "PLAN EMPLOYER" means the Borrower and any and all corporations, trades and/or businesses, the employees of which together with employees of the Borrower are required by a relevant provision of Section 414 of the Code or Section 4001(b) of ERISA to be treated as if they were employed by a single employer. Each corporation or unincorporated trade or business that is or was at any time a member of the Plan Employer shall be a Plan Employer, but only during the period it is or was such a member.

                   The term "PLAN OR PLANS" means any employee pension benefit plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA pursuant to Section 4021 of ERISA or to Part 3 of Title I of ERISA and is or was established, sponsored, maintained or contributed to at any time or from time to time by or for a Plan Employer for its employees, including a single-employer plan as defined in Section 4001(a)(15) of ERISA and a multiemployer plan defined in Section 4001(a)(3) of ERISA.

                   The term "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                   The term "PROHIBITED TRANSACTION" means a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Sections 407 or 408 of ERISA.

                   The term "QUALIFIED ACCOUNT" means an Account of the Borrower which satisfies all the following criteria:

          (1) it resulted from a completed and bona fide outright sale and delivery of goods or services that is in no way dependent upon further performance by Borrower, that such goods or services are free from encumbrances to an Account Debtor who has accepted the goods or services and who, is not a parent, subsidiary or affiliate of Borrower, nor an officer, stockholder, employee, or a member of the family of an officer, stockholder or employee of Borrower;

          (2) no payment on account thereof is sixty (60) days or more past due according to its original terms and the amount indicated as owing thereon is absolutely and actually owing, and is not contingent debt;

          (3) except as set forth on any Borrowing Base Certificate, the Account Debtor is located in the United States, but the Account Debtor is not the GOVERNMENT of the United States, or of any state, county, municipality or other governmental unit, or any department, agency or instrumentality thereof;

          (4) the Account is free from default, dispute, counterclaim and set-off;

          (5) the Account is enforceable according to its terms against each named Account Debtor and the goods identified thereto have not been returned or repossessed;

          (6)      it complies in all material respects with all applicable law;

          (7) Borrower has no actual knowledge of any state of facts which exist or any event that has occurred that impairs the validity of the Account and Borrower knows of nothing that might render it materially less valuable than it purports to be and has done nothing that might materially impair its value or the Borrower's right therein; and

          (8) such Account arises in connection with the certain customers of Borrower which customers shall be agreed upon by the Bank and the Borrower in writing on or before the date of the first Loan hereunder, or such other customers as the Bank may reasonably designate from time to time in its sole discretion.

                   The term "QUOTED RATE" has the meaning set forth in Section
2.2 hereof.

                   The term "QUOTED RATE LOAN" has the meaning set forth in
Section 2.1 hereof.

                   The term "REFERENCE BANK" means the principal London office of Morgan Guaranty Trust Company of New York.

                   The term "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                   The term "RELATED DOCUMENTS" has the meaning set forth in
Section 16.1 hereof.

                   The term "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, except for any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

                   The term "RESPONSIBLE OFFICER" of the Borrower means the president and the chief financial officer of the Borrower.

                   The term "SECURITY DOCUMENTS" mean this Agreement, the Note, the Borrowing Base Certificate, the UCC-1 financing statements filed by the Bank to perfect its security interest in the Collateral, and any other documents or agreements at any time executed in connection herewith, all of which shall secure the indebtedness as provided in Section 4 of this Agreement.

                   The term "SUBSIDIARY" means any corporation a majority of the voting stock of which at the time outstanding is owned by Borrower directly or indirectly through Subsidiaries.

                   The term "TERMINATION EVENT" means (i) a Reportable Event,
(ii) a distress TERMINATION of a Defined Benefit Plan, or the treatment of a Defined Benefit Plan amendment as a distress termination of such Plan under
Section 4041 of ERISA, or the filing of a notice of intent to terminate a Defined Benefit Plan as a distress termination under Section 4041 of ERISA, or
(iii) the institution of proceedings to terminate a single employer Plan by the PBGC under Section 4042 of ERISA.

                   The term "TYPE" means any of the following types of Loans:
Base Rate Loans or Euro-Dollar Loans.

                   The term "WELFARE BENEFIT PLAN" means a plan providing health, welfare or other benefits as defined in Section 3(l) of ERISA sponsored by a Plan Employer.


                   1.2      ACCOUNTING TERMS AND DETERMINATIONS; INTERPRETATION.

          (a) Each accounting term not specifically defined in this Agreement shall have the meaning given to it under GAAP. All terms not otherwise defined herein which are defined in Article 9 of the Uniform Commercial Code (the "UCC") shall have the meanings herein as therein defined.

          (b) Except as otherwise expressly stated herein, all representations, warranties and covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants (or would constitute a breach of any such representation or warranty), the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant (or representation and warranty) shall not avoid the occurrence of a Default if such action is taken or condition exists.


SECTION 2.         THE LOANS.
                   ----------

                   2.1. THE LOANS. (a) During the period (the "CREDIT PERIOD") from the date hereof until the earlier of (x) the termination (or reduction to zero) of the Commitment as provided herein and (y) the Maturity Date, the Bank agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts (each, a "COMMITTED LOAN", and, collectively, the "COMMITTED LOANS") not exceeding in the aggregate at any one time outstanding the Commitment. Each Committed Loan under this Section 2.1 shall be in a principal amount of not less than $5,000,000 or any higher integral multiple of $100,000 (except that any Loan may be in the amount of the unused Commitment). No more than six (6) Committed Loans may be outstanding hereunder at any time. During the Credit Period and within the foregoing limits, the Borrower may borrow under this Section 2.1, repay the Committed Loans and reborrow under this Section 2.1.

                   (b) In addition to the Committed Loans, the Borrower may from time to time prior to the Maturity Date request the Bank to make Loans ("QUOTED RATE LOANS") to the Borrower on an uncommitted basis at a rate of interest and in such amount and for such term as may be agreed upon by the Bank and the Borrower, which shall serve to reduce the available Commitment by an amount equal to the amount of such Quoted Rate Loans. The Bank shall have no obligation to extend any Quoted Rate Loan to the Borrower or to quote any rate to the Borrower as hereinafter described. The term "LOAN" or "LOANS" shall refer to Committed Loans or Quoted Rate Loans, or both, as the context may require.

                   2.2. NOTICE OF BORROWINGS. (a) With respect to each Committed Loan made pursuant to Section 2.1 hereof, the Borrower shall give the Bank notice (a "NOTICE OF BORROWING"), in the form attached hereto as EXHIBIT B, not later than 11:00 a.m. (New York City time) on (x) the Business Day prior to the date of each Base Rate Loan and (y) the third Euro-Dollar Business Day prior to each Euro-Dollar Loan, specifying:

                   (i) the date of such Loan, which shall be a Domestic Business Day in the case of a Base Rate Loan or a Euro-Dollar Business Day in the case of a Euro-Dollar Loan;

                   (ii) the aggregate amount of such Loan;

                   (iii) whether the Loans are to be Base Rate Loans or Euro-Dollar Loans;

                   (iv) in the case of a Euro-Dollar Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

                   (b) When the Borrower wishes to request a Quoted Rate Loan hereunder, it shall transmit to the Bank by telephone a request for such Quoted Rate loan not later than 10:00 a.m. (New York City time) on the Domestic Business Day on which the Quoted Rate loan is proposed to be made. Any Quoted Rate Loan requested pursuant to this paragraph shall be for a minimum principal amount of U.S. $5,000,000 or a larger multiple of U.S. $100,000 and for a minimum term of one week. Subject to the preceding sentence, such request for a Quoted Rate Loan shall specify: (i) the date thereof, which shall be a Domestic Business Day, (ii) the principal amount thereof and (iii) the Interest Period therefor. In the event that the Bank desires to make such a Quoted Rate Loan to the Borrower, the Bank shall specify its quoted rate (the "QUOTED RATE") for such Quoted Rate Loan. Acceptance by the Borrower of such Quoted Rate shall be irrevocable and shall bind the Borrower to the Proposed Quoted Rate Loan.

                   2.3.     NOTICE TO BANK; FUNDING OF LOANS.

                   (a) Upon receipt of a Notice of Borrowing, such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                   (b) Not later than 11:00 a.m. (New York City time) on the date of each Loan, the Bank shall make the Loan to the Borrower, in Federal or other funds immediately available to the Borrower, at the Bank's principal office in New York City.

                   (c) If the Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from the Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to the Borrower as provided in Section 2.2(b) hereof, or remitted by the Borrower to the Bank as provided in Section 2.9 hereof, as the case may be.

                   2.4. NOTES.

                   (a) The Loans shall be evidenced by a single promissory Note payable to the order of the Bank for the account of its Applicable Lending Office.

                   (b) The Bank may, by notice to the Borrower, request that its Base Rate Loans or Euro-Dollar Loans to the Borrower be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely its Base Rate Loans or Euro-Dollar Loans. Each reference in this Agreement to the "Note" shall be deemed to refer to and include any or all of such Notes, as the context may require.

                   (c) The Bank shall record the date, amount, Type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of any of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to the Loans then outstanding; PROVIDED, THAT, the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. The Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                   2.5. MATURITY OF LOANS. Each Loan shall mature, and the principal amount thereof shall be due and payable in full, on the Maturity Date.

                   2.6. INTEREST RATES.

                   (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 3% plus the rate otherwise applicable to Base Rate Loans for such day.

                   (b) Each Quoted Rate Loan shall bear interest for each Interest Period at the rate agreed upon between the Borrower and the Bank, payable at the end of each Interest Period and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue payments of principal of and interest on any Quoted Rate Loan shall bear interest, payable on demand, for each day until paid at a fluctuating rate per annum equal to the sum of 3% plus the Base Rate in effect on such day.

                   (c) Each Euro-Dollar Loan shall bear interest on the unpaid principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted Euro-Dollar Rate for the relevant Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                   The "ADJUSTED EURO-DOLLAR RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher (1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 MINUS the Euro-Dollar Reserve Percentage.

                   The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate determined by the Bank to be the average of the rates per annum at which deposits in Dollars are offered to the Reference Bank in the London interbank market at approximately 11:00 a.m. (London Time) two (2) Business Days prior to the first day of such Interest Period in an amount approximately equal to the aggregate unpaid principal amount of the Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                   The "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Loans is determined or any category of extensions of credit or other assets which includes Loans by a non-United States office of the Bank to United States residents). The Adjusted Euro-Dollar Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                   (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 3% plus the applicable Euro-Dollar Margin PLUS the higher of (i) the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three (3) Euro-Dollar Business Days, then for such other period of time not longer than three (3) months as the Bank may select) deposits in Dollars in an amount approximately equal to such overdue payment due to the Reference Bank are offered to it in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in Section 3.1 shall exist, at a rate per annum equal to the sum of 3% plus the Base Rate for such day).

                   (e) The Bank shall determine each interest rate applicable to the Loans hereunder. The Bank shall give prompt notice to the Borrower of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                   2.7 CONVERSIONS AND CONTINUATIONS.

                   (a) Provided that no Default shall have occurred and be continuing, the Borrower shall have the option, subject to the following provisions of this Section 2.7 (and to the applicable provisions of Section 3 hereof), on any Domestic Business Day in the case of Base Rate Loans (or, except as otherwise required by Section 4 hereof, on the last day of the then current Interest Period in the case of a conversion to, or continuation of, Euro-Dollar Loans) by delivering a notice (more fully described in paragraph (b) below and substantially in the form attached hereto as EXHIBIT C) (a "NOTICE OF CONVERSION") to the Bank: (i) to convert all or any part of the outstanding principal amount of the Loans to the Borrower from one Type of Loan into another Type of Loan and (ii) to continue Euro-Dollar Loans to the Borrower as such for an additional designated Interest Period; PROVIDED, THAT, the aggregate outstanding principal amount of any Loans being converted to or continued as Euro-Dollar Loans pursuant to this Section 2.7 shall be at least $5,000,000 or any higher integral multiple of $100,000.

                   (b) Each Notice of Conversion shall be irrevocable and shall specify the principal amount of Loans to be converted or continued, the Type of Loans to be converted, the Type of Loans to be converted into or continued and, if any Loans are to be converted into or continued as Euro-Dollar Loans, the Interest Period(s) to be applicable thereto.

                   2.8 INTEREST PERIODS. At the time the Borrower gives the Notice of Borrowing or any Notice of Conversion with respect to Loans which are to be made, converted or continued as Euro-Dollar Loans, the Borrower shall also elect, by giving the Bank written notice or telephonic notice (promptly confirmed in writing), the Interest Period applicable to such Euro-Dollar Loans; PROVIDED, THAT, there shall never, at any given time, be more than six (6) Interest Periods applicable to the Loans. If the Borrower has failed to provide in a timely manner a Notice of Conversion or a notice specifying a new Interest Period to be applicable thereto as provided above, the Borrower shall be deemed to have elected to convert such Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

                   2.9 OPTIONAL PREPAYMENTS.

                   (a) The Borrower may, upon at least three (3) Domestic Business Days' notice to the Bank, prepay a Base Rate Loan in whole (or in part in principal amounts at least equal to $100,000 or, if less, the then outstanding principal amount thereof) at any time, together with accrued interest thereon to the date of prepayment.

                   (b) Except as provided in Sections 2.10 and 3.2 hereof, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan or Quoted Rate

Loan except on the last day of an Interest Period applicable thereto.

                   2.10 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. During the Credit Period, the Borrower shall have the right upon at least two (2) Business Days' prior written notice to the Bank, to terminate or reduce the unused portion of the Commitment. Any such reduction of the Commitment shall be in the minimum amount of $100,000 or any integral multiple thereof (except that any such reduction may be in the amount of the unused Commitment).

                   2.11 MANDATORY TERMINATION. The Commitment shall terminate on the Maturity Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                   2.12 GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts due hereunder, not later than 11:00 a.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Bank at its address set forth on the signature pages hereof or at such other address as it may hereafter designate by notice to the Borrower. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on any day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on any day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                   2.13 FUNDING LOSSES. If the Borrower makes (or the Bank otherwise receives) any payment of principal with respect to any Euro-Dollar Loan or Quoted Rate Loan (pursuant to Sections 3 or 17 hereof or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.6(b) hereof, or if the Borrower fails to borrow any Euro-Dollar Loans or Quoted Rate Loan (or any Loan shall for any reason not be converted or continued as a Euro-Dollar Loan) after notice has been given to the Bank in accordance with Section 2.3(a) (or Section 2.7, as the case may be) hereof, the Borrower shall reimburse the Bank within fifteen (15) days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss (but not including lost profits) incurred in obtaining, liquidating or employing deposits from third parties; PROVIDED, THAT, the Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                   2.14 FEES. On and after the Closing Date, the Borrower will pay to the Bank, a facility fee on the amount of the Commitment at a rate of 0.07% per annum. Such fee shall accrue from the Closing Date and shall be payable quarterly in arrears to but excluding the Maturity Date (or earlier date of termination of the Commitment in its entirety).

                   2.15 COMPUTATION OF INTEREST AND FEES. Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest based on the Euro-Dollar Rate hereunder and the commitment fee under Section 2.14 hereof shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                   2.16 USE OF PROCEEDS. The proceeds of the Loans shall be used by Borrower (i) for working capital and general corporate purposes, (ii) to fund the Management's Stock Incentive Plan, and (iii) to fund the Liability Claims Settlement Program.


SECTION 3.         OTHER CREDIT TERMS.
                   -------------------

                   3.1 EURO-DOLLAR BORROWINGS. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan the Bank is advised by the Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Bank in the London interbank market for such Interest Period, then the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make Euro-Dollar Loans shall be suspended, and such Loan shall instead be made as a Base Rate Loan.

                   3.2 ILLEGALITY. If, on or after the date of this Agreement, the adoption of or change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans or its Quoted Rate Loans the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Euro-Dollar Loans and Quoted Rate Loans shall be suspended. Before giving any notice to the Borrower pursuant to this Section 3.2, the Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank shall determine that it may not lawfully continue to maintain and fund its outstanding Euro-Dollar Loan or Quoted Rate Loan to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of such Euro-Dollar Loan or Quoted Rate Loan, together with accrued interest thereon and all other amounts due hereunder. Concurrently with prepaying the Euro-Dollar Loan or Quoted Rate Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from the Bank (on which interest and principal shall be payable contemporaneously with the related Base-Rate Loans of the
Bank), and the Bank shall make such a Base Rate Loan.

                   3.3      INCREASED COST AND REDUCED RETURN.

                   (a) If on or after the date hereof the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                   (i) shall subject the Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Quoted Rate Loans, its Notes or its obligation to make Euro-Dollar Loans or Quoted Rate Loans, or shall change the basis of taxation of payments to the Bank (or its Applicable Lending Office) of the principal of or interest on its Euro-Dollar Loans or Quoted Rate Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or Quoted Rated Loans or its obligation to make Euro-Dollar Loans or Quoted Rate Loans (except, in any such case, for changes in the rate of tax on the overall net income of the Bank or its Applicable Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Applicable Lending Office is located); or

                   (ii) shall impose, modify or deem applicable to any Euro-Dollar Loan or Quoted Rate Loan any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Applicable Lending Office) or shall impose on the Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans or Quoted Rate Loans, its Notes or its obligation to make Euro-Dollar Loans or Quoted Rate Loans;

and the result of any of the foregoing is to increase the cost to the Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or Quoted Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

                   (b) If the Bank shall have determined that, after the date hereof, the adoption of or any change in any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Bank (or any Person controlling the Bank) as a consequence of the Bank's obligations hereunder to a level below that which the Bank (or any Person controlling the Bank) could have achieved but for the adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within fifteen (15) days after demand by the Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate the Bank (or any Person controlling such Bank) for such reduction.

                   (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section 4.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

                   3.4 BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of the Bank to make Euro-Dollar Loans or Quoted Rate Loans has been suspended pursuant to Section 3.2 hereof or (ii) the Bank has demanded compensation under Section 3.3 hereof and the Borrower shall elect, as to the Bank so demanding compensation, that the provisions of this sentence shall apply, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, any Loan which would otherwise be made by the Bank as a Euro-Dollar Loan or a Quoted Rate Loan shall be made instead as a Base Rate Loan.


SECTION 4.         SECURITY.
                   ---------

                   4.1 SECURITY INTEREST IN THE COLLATERAL. (a) To secure payment of all Indebtedness, the Borrower pledges, conveys, assigns and grants to the Bank a continuing security interest in all of the Borrower's present and future right, title and interest in and to all Qualified Accounts of Borrower whether now or hereafter existing or acquired or wherever located and all proceeds of the foregoing, as well as insurance policies, files and records relating to the Qualified Accounts (collectively, the "COLLATERAL"); PROVIDED, HOWEVER, that such grant of a security interest is expressly conditioned upon, and shall not be effective for any purpose until, the occurrence of any one or more of the following events:

                   (i) The Consolidated Tangible Net Worth of the Borrower is, during any fiscal quarter, commencing with the fiscal quarter ending June 15, 1996, less than the amount equal to the Consolidated Tangible Net Worth of the Borrower on March 23, 1996 less Fifteen Million Dollars ($15,000,000.00);

                   (ii) The Cash Flow Coverage Ratio of the Borrower is less than 2.0 to 1.0 based on a rolling four (4) quarter calculation commencing the fiscal quarter ending

          March 23, 1996; or

                   (iii) A Default occurs hereunder or under any of the Security Documents.

Borrower shall simultaneously upon the execution of this Agreement execute and deliver such UCC-1 financing statements and such other financing statements, documents, agreements, and certificates as shall be required by the Bank on the date hereof or at any time hereafter to evidence, create or perfect the security interest granted by Borrower to the Bank pursuant to the terms hereof, or to notify third parties of such security interest pursuant to the terms hereof.

          Upon the occurrence of any one or more of the conditions listed above,
(i) the grant of the security interest by the Borrower to the Bank shall be complete and effective, with no further action required by either the Borrower or the Bank and (ii) the Bank shall not be required to provide Borrower with any notice, but shall have the right to promptly file any UCC-1 financing statements or other document or agreement or do any other act or thing to perfect its security interest in the Collateral.

          Borrower shall pay the cost of filing or recording any such documents in all public offices where reasonably deemed necessary by the Bank or its legal counsel. The Borrower will at any time requested by the Bank, promptly furnish all documents of title, affidavits and other papers, and do all other things reasonably required by the Bank to further evidence, create or perfect the security interests granted here, or to notify third parties of such security interests in accordance with the terms hereof.

          The granting of a security interest by the Borrower to the Bank upon the occurrence a Default hereunder as provided in Subsection (iii) above, shall be in addition to, and not waiver or modification of, any other rights or remedies of the Bank hereunder or at law equity, including, but not limited to, those set forth in Section 18 hereof.

          (b) If at any time after the effectiveness of the granting of the security interest pursuant to this Section 4, the value of the Collateral as reflected on the Borrowing Base Certificate is less than the unpaid balance of the Loans PLUS the unpaid balance of all loans under the Bank One Credit Agreement, then the Borrower shall at the Bank's sole discretion either (i) promptly pay to the Bank the amount of the Loans which exceeds the Borrowing Base or (ii) promptly provide the Bank with such additional Accounts, which Accounts shall be acceptable to the Bank in its sole discretion, in such amount, such that the total value of all such Accounts plus all Qualified Accounts is not less than the aggregate amount of all of the Loans. Thereafter, all such Accounts shall be deemed "Qualified Accounts" for the purpose of this Agreement.

                   4.2 ADDITIONAL SECURITY. As additional security for payment and performance of the Indebtedness, Borrower hereby grants to the Bank a lien upon and security interest in all of its property, credits, securities or monies which may at any time be delivered to, or be in the possession of, or owned by the Bank in any capacity whatever, including, but not limited to, the balance of any deposit account maintained by Borrower with the Bank, and authorizes the Bank at its option, at any time and.from time to time, after the occurrence of a Default, to apply at the discretion of the Bank to and on account of the payment of the Indebtedness, or any part thereof, including, without limitation, interest due thereon, any and all monies, credits, claims or deposit balances for other security and the proceeds thereof, now or hereafter in the hands of the Bank belonging or owed to Borrower.


SECTION 5.  BORROWER'S REPORTS.
            -------------------

                   5.1 BORROWING BASE CERTIFICATE. Upon such time as the Bank's security interest in the Collateral becomes effective pursuant to Section 4 hereof, and from time to time thereafter, as the Bank shall request, the Borrower will submit monthly written statements, collection reports, status reports and the like, in form reasonably satisfactory to the Bank to enable the Bank to accurately determine the status of the Bank's security interest, the Net Amount of Qualified Accounts, the net Loans which the Borrower may request or the net amount due the Bank.

                   5.2 ACCOUNT SCHEDULES, INVOICES. In furtherance of the assignment of Accounts pursuant to Section 4 hereof, the Borrower shall from time to time, provide the Bank with confirmatory schedules of its Qualified Accounts together with copies of invoices and such other documents, evidence and information as the Bank shall reasonably request in writing.


SECTION 6.  BORROWER'S RECORDS.
            -------------------

          The Borrower will maintain at its principal place of business or such other location as approved in advance by the Bank an individual account record for each Qualified Account, will enter each Qualified Account payment in the appropriate account records, will keep said account records segregated, will allow the Bank at any time during normal business hours to audit, inspect and copy the account records and will, upon request of the Bank, mark each Qualified Account and its account record conspicuously to show the interest of the Bank.


SECTION 7.  COLLECTIONS BY BORROWER.
            ------------------------

          The Borrower shall have the right, until such time as a Default has occurred and the Bank has notified the Borrower that it has revoked such right, at its own cost and expense, to collect and exercise control over the Qualified Accounts. In this connection, the Borrower may make rebates and adjustments, and issue credits and allowances, to which an Account Debtor may in good faith be entitled or which the Borrower may in good faith deem proper in accordance with established industry customs and under the circumstances, including the acceptance of rejected goods.


SECTION 8.  COLLECTIONS BY THE BANK.
            ------------------------

                   8.1 THE BANK'S RIGHT TO COLLECT UPON DEFAULT. The Bank shall have the right, upon the occurrence and during the continuance of a Default, to terminate the Borrower's authorization to collect Qualified Accounts and, after one (1) day's prior notice to the Borrower, (i) to notify each Account Debtor of Qualified Accounts of the Borrower to make future payments directly to the Bank;
(ii) to take over and direct collection of the Qualified Accounts of the Borrower; and (iii) to exercise each of the Borrower's rights in and to the Qualified Accounts of the Borrower and the proceeds thereof. Upon the Bank's request in such event, the Borrower will notify each of its Account Debtors of Qualified Accounts to make future payments directly to the Bank and will use its best efforts to assist the Bank in collecting and enforcing its Qualified Accounts. Prior to each delivery of Qualified Accounts to the Bank, the Borrower shall supply any necessary assignment or endorsement thereon. In collecting and enforcing the Qualified Accounts, the Bank will have all the rights of the Borrower.


                   8.2 COLLECTIONS AND APPLICATION THEREOF. Upon the occurrence and during the continuance of a Default by the Borrower, the Bank at its option and at any time without notice to or consent of the Borrower may cause to be opened and maintained a non-interest bearing deposit account ("CASH COLLATERAL ACCOUNT") and deposit, and require the Borrower to deposit, therein all cash proceeds of Collateral of the Borrower. Upon the occurrence and during the continuation of such Default, the Bank shall have sole dominion and control over all items and funds in the Cash Collateral Account and such items and funds may be withdrawn only by the Bank, it being the intention of the parties hereto that the Borrower shall have no control over or withdrawal rights in respect of the Cash Collateral Account in the Borrower's name. The Bank will apply all amounts collected in such order as it determines in its sole discretion. After all the Indebtedness has been satisfied, the Bank will cease to collect and, subject to the rights of junior lien holders, if any, will remit all surplus to the Borrower together with any property of the Borrower in the Bank's possession. In no event will the Bank be liable to the Borrower for interest on any surplus. Nothing contained in this Agreement shall be construed to create on the part of the Bank any obligation to junior lien holders, Account Debtors or other third parties.

                   8.3 DELIVERY OF COLLECTIONS TO THE BANK. So long as a Default by the Borrower has occurred and during the continuance thereof, the Borrower shall cause all Qualified Accounts and proceeds collected by it to be delivered to the Bank forthwith upon receipt.

                   8.4 REINSTATEMENT OF BORROWER'S AUTHORIZATION TO COLLECT. If, after the Bank has exercised its rights under this Section 8, (i) the Borrower satisfies the Bank that no Default continues to exist and (ii) the Bank has not exercised any other rights with respect to the Indebtedness of the Borrower, the provisions of subparagraph (a) of Section 7 shall again become applicable and the rights of the Bank and the obligations of the Borrower under Sections 8.1 through 8.3 and 10 of this Agreement shall cease unless and until again brought into force under the provisions of such Sections. The Bank shall thereafter rescind all notices given under this Section 8 and shall release to the Borrower all funds, if any, then held in the Cash Collateral Account pursuant to this
Section 8.

SECTION 9.  ADDITIONAL PROVISIONS CONCERNING COLLATERAL.
            --------------------------------------------

                   9.1 INSPECTION BY THE BANK. The Bank or its representatives shall have the right at all times during regular business hours of the Borrower to examine and inspect the books and records of the Borrower concerning the Collateral and to copy the same and make excerpts therefrom.

                   9.2 LOCATION OF BORROWER AND ITS RECORDS. The Borrower shall at all times during the term of this Agreement maintain its offices from which accounts receivable are billed to customers at the various locations described in Schedule 9.2 to this Agreement and at no other location without giving the Bank prompt written notice of such other or further location.

                   9.3 NO SALE OR OTHER DISPOSITION. Without the prior written consent of the Bank, the Borrower shall not sell, lease or otherwise dispose of any Collateral except as permitted by Section 13.3 of this Agreement.

                   9.4 TITLE TO COLLATERAL; PRESERVATION OF THE BANK'S SECURITY INTEREST. The Borrower represents and warrants that it has, as of the date hereof, and covenants and agrees that at all times during the term of this Agreement, whether or not the Bank's security interest is effective in accordance with Section 4 hereof, it will have, good and marketable title to the Collateral from time to time owned or acquired by it, free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances other than those in favor of the Bank, those which are the subject of the Intercreditor Agreement and those permitted pursuant to Section 13.4 of this Agreement, and shall defend the Collateral against the claims and demands of all persons, turns and entities whomsoever. The Borrower shall faithfully preserve and protect the Bank's security interest in the Collateral and shall, at its own cost and expense, and subject to the provisions of Section 4 hereof, cause that security interest to be perfected and continue perfected so long as the Borrower's Indebtedness or any portion thereof is outstanding, unpaid or executory.


SECTION 10.  POWER OF ATTORNEY.
             ------------------

          The Borrower does hereby constitute the Bank or the Bank's nominee as its attorney-in-fact, at the Borrower's expense, to exercise the following powers upon the occurrence and during the continuance of a Default, without notice to the Borrower, which appointment, being coupled with an interest, is irrevocable until all of the Borrower's Indebtedness is paid in full:

          (a) Administer the Collateral of the Borrower and the proceeds thereof;

          (b) Receive and endorse for the sole use and benefit of the Bank in accordance with the terms hereof, all checks, drafts and remittances made payable to the Borrower representing payments on Collateral or payment of insurance claims on goods identified to Qualified Accounts, and to endorse the Borrower's, name on any bill of lading, receipt, freight item or similar document relating to such goods;

          (c) For purposes of administering the Collateral in accordance herewith, receive, open and deal with mail addressed to the Borrower and, in connection therewith, to execute and deliver notices and documents of suit and authorizations, in the name of the Borrower or the Bank, as the United States Postal Department or other agency may require;

          (d) If the Borrower shall have failed to do so within five (5) days after the Bank's request to do so, send verifications to, sign the name of the Borrower or the Bank or the Bank's designee to all audit inquiries made, of Account Debtors of Qualified Accounts, to release authorizations in connection therewith, to all applications for documents of title, title certificates and similar documents, to any financing statements or other documents deemed necessary to continue the Bank's perfected security interest, to any notice of claim, satisfaction or release in connection with a Qualified Account, and to any Proof of Claim in Bankruptcy or similar document;

          (e) Reasonably settle, adjust or compromise any Qualified Account of the Borrower or any legal action involving such Account; and

          (f) Take all necessary action to collect any of the Collateral including, without limitation, bringing legal proceedings in the name of the Borrower.


SECTION 11.        LIMITATION OF LIABILITY OF THE BANK;
                   ------------------------------------
                   INDEMNIFICATION BY BORROWER.
                   ----------------------------

                   11.1 INDEMNIFICATION REGARDING COLLATERAL RIGHTS. The Bank shall have no liability under Sections 8, 9 or 10 of this Agreement except for its own gross negligence or willful misconduct. The Borrower agrees to indemnify the Bank from and against any and all costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Indebtedness) be incurred by the Bank in any way relating to or arising out of the Bank's exercise of its rights under Sections 8, 9 and 10 of this Agreement. The provisions of this Section 11 shall survive the payment of all the Indebtedness.

                   11.2 INDEMNIFICATION GENERALLY. (a) The Borrower shall indemnify the Bank against any loss or expense (including loss of margin and reasonable attorneys' fees) which the Bank has sustained or incurred as a consequence of this Agreement or any Credit Document or the transactions contemplated thereby, or any Default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement, the Note or any Credit Document, including, without limitation, any failure of the Borrower to pay when due (by demand, acceleration or otherwise) any principal, interest or any other amount due hereunder or under the Note or any Credit Document.

          If the Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by the Bank (the calculation of which shall be conclusive absent manifest error) to be necessary to indemnify the Bank for such loss or expense. Such amount shall be due and payable by the Borrower to the Bank thirty (30)

Business Days after such notice is given. Such notice shall be given to the Borrower within a reasonable time following the Bank's determination of the amount owed.

          (b) The Borrower shall pay all reasonable out-of-pocket expenses of the Bank (including fees and disbursements of special counsel for the Bank) in connection with the preparation, execution and delivery of this Agreement and of the other documents referred to in Section 16 and in connection with the administration of this Agreement and the Note and any waiver or amendment of any provision hereof or thereof and, if there is a Default, all out-of-pocket expenses incurred by the Bank (including fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank) in connection with such Default and collection and other enforcement proceedings resulting therefrom.


SECTION 12.  AFFIRMATIVE COVENANTS.
             ----------------------

                   12.1 BOOKS AND RECORDS. The Borrower will maintain proper books and records and accounts in accordance with sound accounting practice in which full, true and correct entries shall be made of all its property and assets and its dealings with business affairs.

                   12.2 REPORTING REQUIREMENTS.

                   (1) FINANCIAL REPORTS. The Borrower will deliver to the Bank:
(i) no later than one hundred twenty (120) calendar days after the close of each fiscal year, the annual audited consolidated balance sheet and statements of profit and loss of Borrower and its consolidated Subsidiaries for the year ending on the preceding December 31, together with a statement of cash flow, all such consolidated financial statements to be certified without material Qualification by Ernst & Young, LLP, or another independent certified public accountant acceptable to the Bank; (ii) within sixty calendar days after the end of each fiscal quarter, the consolidated balance sheet and statement of profit and loss, comparative earnings for the period commencing at the end of the previous fiscal year and ending with the current fiscal quarter of Borrower and its consolidated Subsidiaries certified, subject to ordinary and usual year-end adjustments, by a Responsible Officer of Borrower; and (iii) upon request of the Bank, a detailed schedules of accounts receivable and accounts payable aging analysis of Borrower. All statements shall be prepared in accordance with GAAP. Further, the Borrower shall at any time and from time to time submit to the Bank such other or additional information relating to its affairs as the Bank shall reasonably request.

                   (2) COMPLIANCE CERTIFICATE. Within 120 days after the end of each fiscal year of Borrower and within forty-five (45) days after the end of each fiscal quarter, the Borrower shall also deliver to the Bank a certificate dated as of the end of such fiscal year or fiscal quarter, as the case may be, signed on behalf of the Borrower by a Responsible Officer stating that as of the date thereof (a) no Default has occurred and is continuing or exists, or if a Default has occurred and is continuing or exists, specifying in detail the nature and period thereof and any action taken or contemplated to be taken by the Borrower; (b) whether or not the Bank's security interest is effective pursuant to Section 4 hereof, the Net Amount of Qualified Accounts of the Borrower is no less than Seventy Million Dollars ($70,000,000.00) or if less, stating the value thereof; and (c) whether or not the Borrower is in compliance with the Borrowing Base.

                   (3) ERISA NOTIFICATIONS. The Borrower shall furnish to the Bank notice (A) of a Plan Employer's adoption of any new Defined Benefit Plan;
(B) of a Plan Employer's (i) termination of any Defined Benefit Plan for purposes of Title IV of ERISA or (ii) withdrawal from or termination of any Defined Benefit Plan as provided under Section 4063 or 4064 of ERISA, which in either case would have Material Adverse Effect on the Borrower; (C) of a Plan Employer's intention to withdraw from or cease making contributions to any Plan that is a Multiemployer Plan, the result of which would have a Material Adverse Effect on the Borrower; (D) of Plan Employer's intention to seek a waiver of the minimum funding rules under Section 412 of the Code or Part 3 of Title I of ERISA; and (E) of a Plan Employer's adoption of a Plan amendment which results in the imposition of a lien on the Borrower under Section 401 (a) (29) of the Code. Promptly after the occurrence or filing or any of the events or documents described below, as the case may be, the Borrower shall (i) furnish to the Bank
(A) notice of a Plan Employer's failure to make a required payment under Section 412 of the Code on or before the due date for such payment, if applicable, (B) copies of IRS Form 5310 relating to a Defined Benefit Plan termination or transfer of Defined Benefit Plan assets or liabilities, which could reasonably be expected to have a Material Adverse Effect on the Borrower, (C) any 30 day notice to the PBGC of a Reportable Event, which could reasonably be expected to have a Material Adverse Effect on the Borrower, (D) upon the Bank's request, any IRS Form 5500, including all Schedules, for any Plan which, on the date on which such IRS Form 5500 is filed, has unfunded vested liabilities in excess of 15 % of Plan assets, (E) any writing from the PBGC to the effect that it may or will take action to terminate any Plan under Title IV of ERISA or from any Multiemployer Plan that it may and will take action to assert withdrawal liability against the Plan Employer, (F) any notice filed with the PBGC pursuant to Section 4041 of ERISA which could reasonably be expected to have a Material Adverse Effect on the Borrower and (G) any notice from the Secretary of the Treasury to the effect that a Plan has lost its qualified status under Section 401 of the Code or has been terminated within the meaning of Section 41 l(d)(3) of the Code or the related trust of such Plan lost its tax exempt status under
Section 501 of the Code if such action is likely to cause the Plan Employer to incur liability in an amount in excess of 10% of Consolidated Tangible Net Worth and (ii) furnish to the Bank within thirty (30) days of the filing or receipt of each such document other than IRS Form 5500, a certificate of a Responsible Officer of the Borrower certifying as to what further action has been taken by the Plan Employer in connection therewith and whether the matter referred to in such document is likely to cause the Plan Employer to incur liability to the PBGC or Multiemployer Plan in an amount in excess of 10% of Consolidated Tangible Net Worth.

                   (4) NOTICE OF PROCEEDINGS. Promptly upon becoming aware thereof, the Borrower shall furnish written notice to the Bank of the commencement, existence or material threat of any suit or proceedings by or before any Official Body against or affecting the Borrower which has, or could reasonably be expected to have, a Material Adverse Effect including, without limitation, any such suit or proceeding arising under any federal, state or local law regulating (i) the discharge of materials into or the protection of the environment, (ii) the management, handling or disposal of hazardous waste or toxic substances or (iii) the public health.

                   (5) BORROWING BASE CERTIFICATE. Upon the effectiveness of the security interest granted by the Borrower to the Bank in the Collateral as provided in Section 4 hereof, the Borrower shall thereafter on a monthly basis no later than the fifth day of each month, provide the Bank with a Borrowing Base Certificate setting forth information regarding the Collateral as the Bank reasonably requests, including, but not limited to, the aggregate value thereof and such other information and in such form as the Bank shall determine.

                   12.3 PAYMENT OF TAXES, GOVERNMENTAL CHARGES. The Borrower will pay or cause to be paid all taxes, assessments and other governmental charges to which the Borrower or its property is or s be subject before such charges become delinquent; PROVIDED, HOWEVER, no such tax, assessment or charge need be paid for so long as its validity or amount shall be contested in good faith by appropriate proceedings duly prosecuted and the Borrower shall have set up on its books such reserves with respect thereto as shall be dictated by sound accounting practices.

                   In the event the Borrower fails to pay or cause to be paid all taxes, assessments and charges as hereinabove provided, the Bank is hereby authorized at its election upon five (5) Business Days' prior notice to the Borrower to pay all or any part thereof and the Borrower agrees to repay all sums so paid on demand with interest at the rate provided for in this Agreement. Until repayment, all such sums shall be secured by the security interests provided for herein and in the Security Documents

                   12.4 COMPLIANCE WITH LAWS. The Borrower shall comply with all applicable laws (including, but not limited to, ERISA Code and any applicable tax law, product safety law, occupational safety or health law, environmental protection or pollution control law, hazardous waste or toxic substance management, handling or disposal law) in all material respects (including, but not limited to, compliance in respect of products that it manufactures, processes or sells or services it performs, conduct of its business or use, maintenance or operation of real and personal properties owned or possessed by
it); PROVIDED, THAT Borrower shall not be deemed to be in violation of this
Section 12.4 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, do not, and could not reasonably be expected to, have a Material Adverse Effect.

                   12.5 INSURANCE. The Borrower will maintain at all times adequate insurance to the reasonable satisfaction of the Bank with insurers acceptable to the Bank against such risks of loss as are customarily insured against and in amounts customarily carried by persons owning, leasing or operating similar properties, including fire, theft and extended coverage insurance in an amount at least equal to the total full insurable value of the Borrower's properties and assets, provided that the amount of such insurance shall at all times be sufficient to prevent the Borrower from becoming a co-insurer under the terms of any insurance policy. The Borrower will also keep itself adequately insured at all times against liability on account of injury to persons or property and comply with the insurance provisions of all applicable workers' compensation laws and will effect all such insurance under valid and enforceable policies issued by insurers of recognized responsibility. Prior to the making of any Loans and thereafter within ninety (90) days after the close of each fiscal year, the Borrower will deliver to the Bank a schedule indicating all insurance then in force.

                   In the event the Borrower fails to secure and keep in force and effect insurance as hereinabove provided, the Bank is authorized at its election upon five (5) Business Day's prior notice to the Borrower to pay the cost of insurance and the Borrower agrees to repay all sums so paid on demand with interest at the rate provided for in this Agreement. Until repayment, all such sums shall be secured by the security interests provided for herein and in the Security Documents. The Borrower assigns and sets over to the Bank all monies which may become payable on account of such insurance in respect of the Collateral and directs the insurers to pay the Bank any amount so due. The Bank is irrevocably appointed attorney-in-fact of the Borrower to endorse any draft or check which may be payable to the Borrower in order to collect the proceeds of such insurance.

                   12.6 MAINTENANCE OF PROPERTIES. The Borrower will maintain, or cause to be maintained, its properties and assets used or useful in its business in good condition, repair and working order (normal wear and tear excepted) and preserve and protect the Bank's security interests provided for herein and in the Security Documents to which it is a party as first and prior liens on the Collateral granted by the Borrower pursuant to the UCC and other applicable law, subject to the Intercreditor Agreement.

                   In the event the Borrower fails to maintain its property and assets in good condition, repair and working order (normal wear and tear excepted), or fails to preserve and protect the Bank's security interests as hereinabove provided, the Bank is authorized at its election upon five (5) Business Day's prior notice to the Borrower to pay the cost of maintaining that Borrower's property and assets or the costs of discharging any lien thereon and that Borrower agrees to repay all sums so paid on demand with interest at the rate provided for in this Agreement. Until repayment, all such sums shall be secured by the security interests provided for herein and in the Security Documents.

                   12.7 PRESERVATION OF CORPORATE EXISTENCE. The Borrower will preserve its corporate existence and be qualified to do business in all jurisdictions where its ownership or use of property or the nature of its business requires such qualification.

                   12.8 CONDUCT OF BUSINESS. The Borrower will conduct its business, or cause its business to be conducted in a manner not materially inconsistent with the prior conduct of its business or otherwise consistent with good business practices customary in the trucking industry.

                   12.9 NOTICE OF POTENTIAL DEFAULT, MATERIAL ADVERSE CHANGE. The Borrower will promptly notify the Bank of (i) the happening of any event which constitutes a Default by the Borrower or which with the passage of time or the giving of notice or both would become a Default by the Borrower; or (ii) any other materially adverse change in the Borrower's business, operation or financial condition.

                   12.10 BILLING OFFICES. Borrower shall maintain its chief executive offices at 1077 Gorge Boulevard, Akron, Ohio 44310 and its remaining offices from which accounts are billed to customers as listed on Schedule 9.2, subject to the right of the Borrower to change any such office, provided that Borrower (i) provide Bank with written notice at least fifteen (15)

Business Days prior thereto and (ii) execute any additional UCC-1 financing statements and such other documents or agreements or do such other acts as the Bank may reasonably request in connection with the grant of the security interest pursuant to Section 4 hereof, and the perfection of such interest.

                   12.11 REGULATIONS U AND X. Borrower shall not use the proceeds of any Loans hereunder directly or indirectly to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock in contravention of Regulations U and X nor will it acquire any such margin stock without first notifying the Bank and completing, executing and delivering such Form U-1s or other forms then required by the Board of Governors of the Federal Reserve System, to the Bank's satisfaction.

                   12.12 ERISA COVENANTS. The Borrower and any Plan Employer shall (i) (A) satisfy the minimum funding standards of Section 412 of the Code and Part 3 of Title I of ERISA with respect to any Defined Benefit Plan and (B) comply in all material respects with the provisions of ERISA and the Code which are applicable to any Defined Benefit Plan and (ii) not (A) terminate any Plan that is a Defined Benefit Plan which would result in any liability to any Plan Employer or to the PBGC under Title IV of ERISA in an amount greater than 5 % of Consolidated Tangible Net Worth or greater than 10% of Consolidated Tangible Net Worth with respect to any group of such Plans terminated in any calendar year,
(B) engage in any Prohibited Transaction which has, or could reasonably be expected to have, a Material Adverse Effect, (C) withdraw (complete or partial) from any Plan that is a Multiemployer Plan which would result in the incurring of withdrawal liability in an amount greater than 10% of Consolidated Tangible Net Worth, (D) lose the qualified status of any Plan under Section 401 of the Code or the exempt status of any related trust under Section 501 of the Code or permit the related trust to incur a liability for any material tax under Sections 513 and 514 of the Code, (E) cause any transaction described in Sections 4069 or 4212 (c) of ERISA to take place, (F) fail to comply with the health care continuation provisions of Sections 601-608 of ERISA if such failure would cause the Borrower to incur excise taxes in excess of 10% of Consolidated Tangible Net Worth, and (G) contract away the right to amend, modify or terminate any Welfare Benefit Plan.

                   12.13 QUALIFIED ACCOUNTS. The Borrower and the Bank shall determine, in writing, which Accounts of the Borrower shall be deemed "Qualified Accounts" on or before January 31, 1996.


SECTION 13.  NEGATIVE COVENANTS.
             -------------------

          So long as the Borrower may borrow hereunder and until payment in full of the Borrower's Indebtedness, Borrower covenants as follows:

                   13.1 SALES OF RECEIVABLES; SALE/LEASEBACKS. The Borrower will not sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof, except that the foregoing restriction shall not apply to a sale and leaseback transaction involving the refurbishment of trailers.

                   13.2 INDEBTEDNESS. The Borrower will not create, incur, assume or suffer to exist any indebtedness for loans or deferred purchase price of property, except (i) accounts payable incurred in the ordinary and usual course of its business, (ii) existing indebtedness set forth on Schedule 13.2 (including indebtedness owing under the Bank One Credit Agreement) and refinancings of any such indebtedness not involving an increase in the principal amount thereof, or (iii) indebtedness for incidental business expenses relating to rolling stock; PROVIDED, HOWEVER, that in the event the Borrower determines that it is in its best interest to seek additional loans from another lender prior to the full repayment of all Indebtedness to the Bank hereunder, the Borrower shall request the Bank's consent prior to incurring any such additional indebtedness in writing, and the Bank may condition its consent to such additional indebtedness in its sole discretion, upon the fulfillment of each of the following conditions:

                   A. All Accounts of the Borrower are free and clear of all liens (including, but not limited to, all tax liens and liens arising under ERISA), security interests, pledges or encumbrances of any kind, subject to the Intercreditor Agreement;

                   B. Subject to the Intercreditor Agreement, the Bank is granted a first and prior, perfected security interest under the UCC or applicable law in the Collateral pursuant to Section 4 hereof, and all necessary documents, agreements, certificates and filings as are necessary to achieve such prior, perfected security interest have been executed, delivered and/or filed of record;

                   C. The Bank, any new lender or lenders and any existing lender or lenders have entered into an intercreditor agreement or participation agreement satisfactory to the Bank in its sole discretion; and

                   D. Such other conditions as the Bank may reasonably request.

                   13.3 MERGER; SALE OF ASSETS. The Borrower will not enter into any merger or consolidation or sell, transfer or lease any of its properties or assets except that (i) the Borrower may enter into a liquidation, merger or consolidation with any of the consolidated Subsidiaries; PROVIDED, HOWEVER, that in each case no event shall occur or be continuing which constitutes a Default and (ii) the Borrower may sell properties and assets other than those that constitute Collateral so long as all sales are made in the ordinary course of business.

                   13.4 LIENS. Subject to the Intercreditor Agreement, the Borrower will not create, incur, assume or suffer to exist any lien, charge or other encumbrance on or security interest in ("Liens") any of its properties or assets in which the Bank now or hereafter may have a security interest, whether such properties or assets are now owned or existing or hereafter acquired or arising, except (i) liens in favor of the Bank and Bank One: (ii) liens for taxes, assessments or other governmental charges or levies which at the particular time are not due, or remain payable without penalty or interest or are being contested in good faith by appropriate proceedings diligently conducted, provided adequate reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor; (iii) mechanic's, carrier's, worker's, employee's, repairmen's, warehousemen's, vendor's or other similar liens arising in the ordinary course of business in respect of obligations not yet due, or which are being contested in good faith by the appropriate proceedings diligently conducted which operate to stay any foreclosure, distraint or execution on the property or deposits or pledges to obtain the release of any such lien; (iv) deposits, liens or pledges to secure workers compensation, unemployment insurance, old age benefits, social security or other statutory obligations, or in connection with, or to secure the performance of, bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or other pledges or deposits for purposes of like nature in the ordinary course of business; (v) liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and execution is stayed; (vi) Liens permitted by Section 13.2 of this Agreement; (vii) Liens securing indebtedness created and permitted under the Master Lease Intended as Security dated as of March 15, 1996, between the Borrower and ABN Amro, in an amount not in excess of $25,000,000 in the aggregate; and (viii) Liens securing indebtedness created and permitted under substantially similar lease agreements with similar terms to the lease agreement described in clause (vii) above in an amount not to exceed $50,000,000 in the aggregate from the date hereof through the fiscal year of the Borrower ending in 1998; PROVIDED, THAT, the Borrower will not create, incur, assume, or suffer to exist such Liens securing indebtedness in excess of $25,000,000 during any such fiscal year of the Borrower.


SECTION 14.  FINANCIAL COVENANTS OF BORROWERS.
             ---------------------------------

                   14.1 CASH FLOW COVERAGE RATIO. Borrower shall maintain a Cash Flow Coverage Ratio at all times during the term of this Agreement of no less than 1.75 to 1.00. This covenant will be measured on a quarterly basis based upon a rolling four (4) fiscal quarter calculation commencing March 23, 1996.



                   14.2 CONSOLIDATED TANGIBLE NET WORTH. Borrower shall maintain a Consolidated Tangible Net Worth of no less than One Hundred Seventy-Five Million Dollars $175,000,000.00. This covenant shall be measured each fiscal quarter commencing March 23, 1996.

                   14.3 VALUE OF THE NET AMOUNT OF QUALIFIED ACCOUNTS. Borrower shall maintain a Net Amount of Qualified Accounts in the aggregate amount of not less than Seventy Million Dollars ($70,000,000.00) during the entire term of this Agreement, and until all Indebtedness is paid in full and the Bank has no further obligation to lend hereunder, irrespective of whether or not the Bank's security interest in the Qualified Accounts is effective pursuant to Section 4 hereof.


SECTION 15.  REPRESENTATIONS AND WARRANTIES.
             -------------------------------

          The Borrower represents and warrants that, as at the date hereof:

                   15.1 ORGANIZATION AND QUALIFICATION. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified or licensed and in good standing as a foreign corporation to do business in each other jurisdiction, if any, where, because of the nature of its activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect, nor prevent the enforcement of contracts entered into by Borrower, and Borrower has all requisite corporate power to own its property and to carry on its business as now or proposed to be conducted and carried on.

                   15.2 AUTHORITY AND AUTHORIZATION. The Borrower has the corporate power and authority to execute, deliver and carry out this Agreement, the Note and the Security Documents executed by it, and its execution and delivery, and the making of borrowings hereunder have been duly authorized by air necessary corporate action on the part of the Borrower.

                   15.3 EXECUTION AND BINDING EFFECT. This Agreement, the Note and the Security Documents have been duly and validly executed and delivered by the Borrower and constitute valid and legally binding agreements of the Borrower enforceable in accordance with their terms, and at such time as provided in
Section 4 hereof, the Borrower will grant to the Bank a valid security interest in all Collateral thereunder, which upon perfection will be a first and prior lien on such Collateral subject to the Intercreditor Agreement, except as limited by bankruptcy, insolvency or other Laws of general application relating to or affecting the enforcement of creditors' rights.

                   15.4 LITIGATION; COMPLIANCE WITH LAWS: TITLE TO PROPERTIES. No Litigation, investigation or proceeding of or before any arbitrator or Official Body is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Agreement or any Security Document or any of the transactions contemplated hereby or thereby or
(b) which could reasonably be expected to have a Material Adverse Effect.

                   15.5 ADVERSE AGREEMENTS, ABSENCE OF CONFLICTS. Borrower is not a party to any contract or agreement or subject to any charter or other corporate or legal restriction of any kind, which, in the opinion of the Borrower, materially and adversely affects its business, properties or assets, or the condition, financial or otherwise, of the Borrower; and neither the execution and delivery of this Agreement, the Note or the Security Documents executed by the Borrower nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a de au under, the Certificate of Incorporation or By-Laws of the Borrower or of any law or of any regulation, order, writ, injunction or decree of any court or governmental agency, or of any indenture or other agreement or instrument to which the Borrower is a party or by which Borrower is bound or to which the Borrower is subject, or will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the

Borrower pursuant to the terms of any such indenture or agreement or instrument, except as contemplated by the provisions of this Agreement and the Intercreditor Agreement.

                   15.6 INDEBTEDNESS; LIENS. The Borrower has outstanding no indebtedness for borrowed money other than its existing indebtedness described in Section 13.2 and, subject to the Intercreditor Agreement, there are no Liens on any of the properties or assets of the Borrower, including but not limited to the Collateral, except of the type described in subparagraphs (i) through (viii) of Section 13.4.

                   15.7 ACCURATE AND COMPLETE DISCLOSURE. All statements, reports, certifications, schedules, assignments, invoices, books, accounts, records and other documents or information required by this Agreement either to be maintained by the Borrower or to be prepared by the Borrower and delivered to the Bank, or both, are and will be true and accurate in all material respects.

                   15.8 FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Bank a consolidated balance sheet and consolidated related statements of income and retained earnings of Borrower and its consolidated Subsidiaries and statement of cash flow of Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 1994, as audited and certified without qualification by Ernst & Young LLP, certified public accountants. The Borrower has also furnished to the Bank unaudited consolidated balance sheets and related statements of income and retained earnings and statement of cash flow of Borrower and its consolidated Subsidiaries for the nine months ended September 9, 1995. Since the date of such audited financial statements, there has been no material adverse change in the assets, liabilities, the results of operations or the financial condition of the Borrower. The Borrower has no contingent liabilities which could have a Material Adverse Effect which are not referred to in the financial statements and notes thereto delivered pursuant to this Section.

                   15.9 NO DEFAULT; COMPLIANCE WITH INSTRUMENTS. No event has occurred and is continuing and no condition exists which constitutes a Default by the Borrower. The Borrower is not in violation of any term of any charter instrument or by-law. The Borrower is not in violation in any material respect of any agreement or instrument to which it is a party or by which any of its properties (now owned or hereafter acquired) may be subject or bound, which has had, or could reasonably be expected to have, a Material Adverse Effect.

                   15.10 ERISA COMPLIANCE. The Borrower and any Plan Employer maintain only the Plans described on Schedule 15.10 hereto. Except as otherwise provided on Schedule 15.10, (i) each Plan that is a Defined Benefit Plan has been funded in accordance with its terms and with the minimum funding standards of Section 412 of the Code and Part 3 of Title I of ERISA; (ii) each Plan that is a Defined Benefit Plan has been maintained in accordance with its terms and with all provisions of ERISA and the Code applicable thereto in all material respects; (iii) Borrower has no liability under Title IV of ERISA to the PBGC for any Plan; (iv) to Borrower's knowledge, there have been no Prohibited Transactions which would subject Borrower to any liability or tax which may be imposed by Section 4975 of the Code and which would have a Material Adverse Effect on the Borrower; (v) to the knowledge of Borrower, there have been no transactions described in Section 4069 (a) of ERISA that may subject Borrower or any Plan

Employer to liability which would have a Material Adverse Effect on the Borrower; (vi) the Borrower and any Plan Employer have made contributions to each Plan that is a Multiemployer Plan in accordance with the terms of such plans and applicable collective bargaining agreements; (vii) to the knowledge of any Responsible Officer, each Plan that is a Multiemployer Plan has been maintained in accordance with its terms and with all provisions of ERISA and the Code applicable thereto in all material respects; (viii) Borrower has no liability under Section 4201 of ERISA for any Plan; (ix) to Borrower's knowledge, there have been no transactions described in Section 4212(c) of ERISA that may subject Borrower or any Plan Employer to liability which would have a Material Adverse Effect on the Borrower; and (x) Borrower and any Plan Employer do not maintain any Welfare Benefit Plan, fund or arrangement, whether under contract, verbal commitment or gratuitously which provides for health benefits or life benefits for retirees of Borrower or Plan Employer and their respective beneficiaries.

                   15.11 TAXES. All tax returns required to be filed by Borrower and its Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower and its Subsidiaries, or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid. The reserves and provisions for taxes on the books of the Borrower and its Subsidiaries are adequate for all open years and for the current fiscal period. The Borrower knows of no proposed additional assessment or basis for any material assessment for additional taxes against it or any of its Subsidiaries (whether or not reserved against).

                   15.12 REGULATIONS U AND X. The Borrower will not make any borrowing hereunder for the purpose of purchasing or carrying any margin stock, as such term is used in Regulations U and X of the Board of Governors of the Federal Reserve System, as amended from time to time, and is not engaged in the business of extending credit to others for such purpose.

                   15.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                   15.14 DISTRIBUTION AGREEMENTS. Borrower has furnished to the Bank true and correct copies of the Distribution Agreements as listed on
Schedule 15.14 hereto, together with all exhibits and attachments thereto. The Distribution Agreements are (or will be on the Closing Date) the valid and subsisting agreements of Borrower and are (or will be on the Closing Date) in full force and effect. The Distribution Agreements were (or will be on the Closing Date) validly executed by Borrower and constitute or will constitute on the Closing Date) valid agreements, enforceable against Borrower in accordance with their terms. To the best of Borrower's knowledge relying on the representations and warranties of the other parties thereto, upon execution of the Distribution Agreements, there will exist no default, nor any circumstance which, after notice or lapse of time or both would constitute a default, nor any claim of default, on the part of any party to the Distribution Agreements, and there will exist no lien, set-off, claim or other impairment of the validity or enforceability of the Distribution Agreements. The

Distribution Agreements and the other agreements referred to therein constitute the entire agreement between and among Borrower and the other parties thereto with respect to the transactions that are subject matter of the Distribution Agreements, and there are no other agreements with respect to such matters.

                   15.15 INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in each and every of the Distribution Agreements is incorporated herein by reference in their entirety and each is true and accurate in all material respects.

                   15.16 ENVIRONMENTAL MATTERS.

To the best knowledge of the Borrower, and except in such respects as will not involve a Material Adverse Effect,

                   (a) None of the real property owned or leased by Borrower (the "REAL PROPERTY") contains or has previously contained any hazardous or toxic waste or substances, other than such materials as have been controlled, stored and disposed of in compliance with all applicable federal and state laws and regulations;

                   (b) The Real Property is in compliance with all applicable federal, state and local environmental standards and requirements affecting such Real Property, and there are no environmental conditions which could interfere with the continued use of the Real Property;

                   (c) The Borrower has not received any notices of violations or advisory action by regulatory agencies regarding environmental control matters or permit compliance, except violations that the Borrower believes will not have a Material Adverse Effect and is taking steps to remedy within time periods permitted by the appropriate regulatory agency;

                   (d) Hazardous waste has not been transferred by the Borrower from any of the Real Property to any other location which is not in compliance with all applicable environmental laws, regulations or permit requirements; and

                   (e) With respect to the Real Property, there are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower, contemplated under any federal, state or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Borrower is named as a party.

                   15.17 CONSENTS, PERMITS ETC. Each consent, approval or authorization of, or filing, registration or qualification with, any governmental agency, company or other person required to be obtained or effected by Borrower in connection with this Agreement and the transactions contemplated hereby and with the execution of each of the Distribution Agreements and the consummation of transactions contemplated thereby (including, but not limited to, all filings in connection with any potential ERISA withdrawal liability of Borrower in connection with the Distribution transaction), has been duly obtained or effected and is in full force and effect on the date hereof. All permits, consents, licenses, bonds and any approvals, authorizations, filings or registrations required by any law, statute, rule, regulation or by any governmental agency for the transportation and the related business activities of Borrower, as now conducted and as contemplated to be conducted, have been duly obtained by Borrower and are in full force and effect on the date hereof.

                   15.18 TITLE TO PROPERTY. The Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all of its other property, including, but not limited to, the Collateral (except to the extent that the failure to have such title or interest, in any instance or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Borrower.


SECTION 16.  CONDITIONS OF LOANS.
             -------------------

                   16.1 INITIAL LOANS. As conditions precedent to the making of the initial Loans under this Agreement, the Bank shall be furnished, in form and substance satisfactory to the Bank:

                   (a) a certified copy of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of, and performance under, this Agreement, the Note, the respective Security Documents and the statements, schedules, reports, certifications and all other documents related to, or required by, any of the foregoing ("RELATED DOCUMENTS");

                   (b) evidence of the authority of each person who has signed, or will sign, on behalf of the Borrower, this Agreement, the Note, the Security Documents and the Related Documents, and who will otherwise act as the representative of the Borrower in the operation of this Agreement;

                   (c) the authenticated specimen signature of each person referred to in subparagraph (b) of this Section 16.1;

                   (d) the executed Note;

                   (e) the executed Security Documents;

                   (f) the executed Intercreditor Agreement;

                   (g) the facility fees required pursuant to Section 2.15 hereof;

                   (h) the evidence of insurance required pursuant to Section
12.5 hereof;

                   (i) opinion of the Borrower's legal counsel relating to this loan transaction acceptable to the Bank and its counsel;

                   (j) the closing of the transactions contemplated by the Distribution Agreements;

                   (k) a copy of the executed Distribution Agreements and copies of all of the documents and agreements executed in connection therewith, all certified by a Responsible Officer of Borrower to be true and correct;

                   (l) a copy of the executed Bank One Credit Agreement, and any amendments thereto and copies of all the documents and agreements executed in connection therewith, all certified by a Responsible Officer of the Borrower to be true and correct;

                   (m) a certificate of a duly authorized officer of the Borrower to the effect set forth in Section 16.2(a) and 16.2(b) hereof;

                   (n) all accrued fees and expenses due and payable on the Closing Date, and, to the extent invoiced, reimbursement or other payment of out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Credit Document;

                   (o) an executed original of a consent and waiver from Bank One pursuant to which Bank One shall waive any "Default" arising under Sections 12(b) and 12(d) of the Bank One Credit Agreement and shall consent to the execution and delivery by the Borrower of this Agreement, which consent and waiver shall be in form and substance satisfactory to the Bank and shall be in full force and effect;

                   (p) all corporate and other proceedings, and all documents, instruments and other legal, diligence and financial matters in connection with the transactions contemplated by the Credit Documents, which shall be reasonably satisfactory in form and substance to the Bank and its counsel;

                   (q) certified copies of the articles of incorporation and by-laws as well as a good standing certificate as of a recent date for the Borrower; and

                   (r) In addition to the foregoing requirements, all legal details and proceedings in connection with the transactions contemplated by this Agreement and the Distribution Agreements shall be satisfactory to the Bank and its counsel and the Bank shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Bank and its counsel, as the Bank may from time to time reasonably request.

                   16.2 ALL LOANS. The Bank's obligations to make all Loans, including the initial Loan, are subject to the satisfaction of the further conditions listed below:

                   (a) The representations and warranties of Borrower contained in Section 15 of this Agreement (including, but not limited to, those incorporated by reference pursuant to Section 15.15 hereof) shall be true as of the time of making each Loan, with the same effect as though such representations and warranties had been made on and as of such date; and

                   (b) On each such date no Default and no condition, event, act or omission which, with the giving of notice or the lapse of time, or both would constitute a Default shall have occurred and be continuing or shall exist.


SECTION 17.  DEFAULT.
             -------

          The following events or conditions shall constitute defaults ("DEFAULTS"), by the Borrower under the Agreement, the Note and the Security
Documents:

          (a) Borrower shall fail to make any payment on account of principal or interest in respect of any Indebtedness of the Borrower when due;

          (b) Any representation or warranty herein made or incorporated herein by reference by the Borrower or made by the Borrower in any statement, certificate, report or schedule furnished by the Borrower shall fail to be as stated or prove to be in any respect false or misleading;

          (c) Borrower shall default in the performance of any other covenant, condition or and provision of this Agreement or the Security Documents to which it is a party, and the default shall continue for thirty (30) days after the Bank has notified Borrower of the default;

          (d) Any obligation or obligations (other than the Indebtedness) of the Borrower for the payment of indebtedness in an aggregate amount in excess of Ten Million Dollars ($10,000,000.00) are not paid within thirty (30) days when due or becoming or being declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred and be continuing beyond any applicable grace period therefor an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable, unless such obligation is being contested by the Borrower in good faith by appropriate proceedings diligently conducted and adequate reserves or other appropriate provisions therefor, if any, are maintained by the Borrower as shall be required by GAAP;

          (e) One or more judgments against the Borrower or attachments against its property, which in the aggregate exceeds Ten Million Dollars ($10,000,000.00), or the operation or result of which would be to interfere materially and adversely with the conduct of the business of the Borrower, taken as a whole, shall not have been paid, stayed on appeal, discharged, bonded, or dismissed within thirty (30) days after the entry of such judgment or attachment;

          (f) (i) A Termination Event with respect to a Defined Benefit Plan shall occur, (ii) any Person shall engage in any Prohibited Transaction involving any Plan or Welfare Benefit Plan, (iii) an accumulated funding deficiency, whether or not waived, shall exist with respect to any Plan, (iv) Borrower shall be in Default (as defined in Section 4219(c)(5) of ERISA) with respect to payments due to a Multiemployer Plan resulting from that Borrower's complete or partial withdrawal (as described in section 4203 or 4205 of ERISA) from such plan, or (v) any other event or condition shall occur or exist with respect to a Plan, except that no such event or condition specified in any of the foregoing clauses shall constitute a Default if it, together with all other events or conditions at the time existing, would not subject the Borrower to any tax, penalty, debt or liability which, alone or in the aggregate, would have a Material Adverse Effect on the Borrower.

          (g) The Borrower shall become insolvent or shall be unable to pay its debts as they mature, or the Borrower shall voluntarily suspend transaction of usual business, or shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition pursuant to any Act of Congress relating to bankruptcy, or shall be the subject of any order for relief, or shall make an assignment for the benefit of creditors or make an assignment to an agent (authorized to liquidate any substantial amounts of the assets of the Borrower), or shall apply for or consent to or suffer the appointment of a receiver or trustee for itself. or a substantial part of its property;

          (h) An order for relief shall be entered pursuant to any Act of Congress relating to bankruptcy with respect to an involuntary petition seeking reorganization of, or an order shall be entered appointing any receiver or trustee for, the Borrower or a substantial part of its property, or a writ or warrant of attachment or any similar process shall be issued against a substantial part of the property of the Borrower, or an order shall be entered at either the state court level enjoining or preventing the ' Borrower from conducting all or any material part of its business as it is usually conducted, or garnishment proceedings shall be instituted by attachment, levy or otherwise, against any deposit balance maintained, or any property deposited, with the Bank by the Borrower, and the same shall not be dismissed or released within sixty
(60) days following the filing of such order;

          (i) the amount of Loans outstanding under this Agreement shall exceed the Borrowing Base;

          (j) subject to the Intercreditor Agreement, the Bank shall for any reason cease to have a first and prior perfected security interest in the Collateral, or any Person with manifest cause shall so assert; or any Credit Document shall be declared to be invalid or unenforceable, or any Person shall so assert; or

          (k) the Intercreditor Agreement shall cease to be in full force and effect.


SECTION 18.  REMEDIES.
             ---------

          (a) If a Default specified under paragraphs (a) through (f) or (i) through (k) of Section 17 shall occur and be continuing or shall exist, the Bank shall be under no further obligation to make Loans to the Borrower hereunder; and the Bank may by written notice to the Borrower declare the unpaid balance of all Loans to the Borrower then outstanding and interest accrued thereon, and all other liabilities of the Borrower hereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand or protest of any kind, all of which are hereby expressly waived.

          (b) If a Default specified under paragraphs (g) or (h) of Section 17 shall occur, the

Bank shall be under no further obligation to make Loans hereunder; and the unpaid balance of all Loans then outstanding and interest accrued thereon and all other Indebtedness of the Borrower shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

          (c) In case a Default shall occur and be continuing or shall exist, the Bank shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to appropriate and apply to the unpaid balance of the Indebtedness of the Borrower, the Note executed by the Borrower and all other obligations of the Borrower hereunder any debt owing to, and any other funds held in any manner for the account of, the Borrower by such holder, including, without limitation, all funds in all deposit accounts (whether general or special, time or demand, provisionally credited or fully credited, or otherwise) now or hereafter maintained by the Borrower for its own account with such holder, and the Bank is hereby granted a security interest in and lien on an such debts (including all such deposit accounts) for such purpose. Such right shall exist whether or not any such holder or the Bank shall have made any demand under this Agreement or the Note and whether or not the Note and such other obligations are matured or unmatured. The Borrower hereby confirms each such holder's and the Bank's right of banker's lien and set-off and nothing in this Agreement shall be deemed any waiver or prohibition of any such holders or of the Bank's right of banker's lien and set-off.

          (d) The Bank may exercise all rights and the Bank win have an the remedies available under this Agreement and under the proper law, including, but not limited to, the rights and remedies of a secured party under the UCC, the right to court costs, reasonable attorneys fees, legal expenses and the right to assemble Collateral and the right to expenses therefor, and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, all of which the Borrower expressly waives.

          (e) Without limiting any other rights the Bank may have, the Bank may, upon ten (10) day's prior notice (which notice the Borrower agrees is commercially reasonable) to the Borrower, (i) sell any or all items of the Collateral at one or more public or private sales in the manner specified in
Article 9 of the UCC and (ii) apply the proceeds of any such sale to the expenses of the sale, reasonable attorney's fees, court costs, expenses of storing and preserving the Collateral and otherwise to payment of the Borrower's Indebtedness. Subject to applicable law and the rights of junior lienholders, if any, any surplus shall be paid to the Borrower. The Borrower shall be liable for any deficiency.

          (f) All rights and remedies given the Bank hereunder and by law shall be cumulative and not alternative and are not exclusive of any other remedies that may be available to the Bank, whether at law, in equity or otherwise.

          (g) Following the occurrence of any condition or event that but for the passage of time or the opportunity to cure by the Borrower would become a Default, the Bank shall have no obligation to make any further Loans unless and until such Default shall have been cured.

          (h) Upon the occurrence of a Default, the Bank may grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to the Borrower's Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Borrower, without affecting the Borrower's liability under this Agreement, the Security Documents or the Related Documents.

          (i) The Bank shall apply the proceeds of any sale or liquidation of the Borrower's Collateral, and any proceeds received by the Bank from insurance in such order as the Bank shall determine in its sole discretion. If such Proceeds are insufficient to pay the amounts required by Law, the Borrower shall be liable for any deficiency.

          (j) Upon the occurrence of a Default, the Borrower shall promptly upon demand by the Bank assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank. The right of the Bank under this paragraph to have the Collateral assembled and made available to it is of the essence of this Agreement, and the Bank may, at its election, enforce such right by a bill in equity for injunctive relief or specific performance.


SECTION 19.   MISCELLANEOUS.
              --------------

                   19.1 NOTICES. Unless otherwise specified herein all notices, requests, demands or other communications to or from the parties hereto shall be in writing (including telecopy communication) and mailed, telecopied or delivered by hand as follows:

                   (a) if to either party hereto, to it at its address or telecopy number set forth on the signature pages hereof; and

                   (b) if to any holder of the Note other than the Bank, to it at the address or telecopy number of the original payee thereof or at the address or telecopy number of any subsequent holder if notice of the transfer of the Note and the name and the address or telecopy number of such subsequent holder shall have been given to the Bank and the Borrower;

or at such other address, telecopy or telex number as any party hereto or any subsequent holder may designate by written notice to the Borrower. All such notices, requests, demands and communications shall, when mailed, telecopied or delivered, be effective: when deposited in the mail (registered or certified mail, postage prepaid), telecopied with confirmation of receipt or delivered by hand to the addressee or its agent; PROVIDED, THAT, notices to the Bank pursuant to Section 2 hereof shall not be effective until received by the Bank.

                   19.2    AMENDMENTS AND WAIVERS; CUMULATIVE REMEDIES.

                   (a) None of the terms of this Agreement may be waived, altered or amended except by an instrument in writing duly executed by the Borrower and the Bank.

                   (b) No failure or delay on the part of the Bank, or the holder of the Note in exercising any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in and contemplated by this Agreement and the Note are cumulative and not exclusive of any rights or remedies provided by law.

                   19.3 SUCCESSORS AND ASSIGNS.

                   (a) This Agreement shall be binding upon and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Bank.

                   (b) The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of all or any portion of its Loans or Note or of its right, title and interest therein or thereto or in or to this Agreement (collectively, "PARTICIPATIONS") to any other financial institutions ("PARTICIPANTS"). The Borrower agrees that the Bank may, in connection with any Participation or proposed Participation, disclose to any Participant or proposed Participant as the case may be any information supplied to the Bank pursuant this Agreement. No Participant shall, without the Borrower's consent, have any rights against the Borrower (each Participant's rights as against the Bank to be as set forth in the agreement pursuant to which the Participation is granted); and all amounts payable by the Borrower hereunder shall be determined as if no Participation had been granted.


                   19.4 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                   19.5 HEADINGS; TABLE OF CONTENTS. The section and subsection headings used herein and the Table of Contents have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

                   19.6 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT AND HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH COURT AS WELL AS ANY OBJECTION WITH RESPECT THERETO OF INCONVENIENT FORUM. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF THE BANK TO BRING SUIT AGAINST THE BORROWER IN THE COURTS OF ANY JURISDICTION. THE BORROWER AND THE BANK EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT CAN

EFFECTIVELY DO SO UNDER APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CREDIT DOCUMENTS.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                           MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK


                                           By: /s/  Patricia P. Lunka
                                              ----------------------------------
                                              Name: Patricia P. Lunka
                                              Title: Vice President

                                              Domestic and Euro-Dollar
                                              Lending Office:
                                              60 Wall Street
                                              New York, New York 10260
                                              Attention:  Loan Department
                                              Telecopy:  (212) 980-6845

                                              Commitment:  $25,000,000



                                           ROADWAY EXPRESS, INC.


                                           By: /s/  J. Dawson Cunningham
                                              ----------------------------------
                                              Name: J. Dawson Cunningham
                                              Title: Vice President - Finance &
                                                     Administration

                                              1077 George Boulevard
                                              Akron, Ohio 44310

                                              Attention: Chief Financial Officer
                                              Telecopy:
                                                       -------------------------

                                                                    EXHIBIT A


                                 PROMISSORY NOTE


U.S. $25,000,000                                      __________________, 1996
                                                      New York, New York


                  FOR VALUE RECEIVED, ROADWAY EXPRESS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Morgan Guaranty Trust Company of New York (the "Bank"), for the account of its Applicable Lending Office, on July 31, 1997, the principal sum of U.S. $25,000,000, or, such lesser amount as shall equal the then aggregate unpaid principal amount of the Loans made pursuant to the Credit Agreement referred to below. The Borrower likewise promises to pay interest on the unpaid principal amount hereof, from time to time outstanding, at such interest rates and on such dates as are provided for in the Credit Agreement referred to below.

                  All such principal and interest shall be payable in lawful money of the United States of America in immediately available funds at the office of the Bank, Morgan Guaranty Trust Company of New York located at 60 Wall Street, New York, New York 10260.

                  The holder of this Note shall, and is hereby authorized by the Borrower to, endorse on the schedule forming a part hereof appropriate notations evidencing the date and amount of each Loan under the below referenced Credit Agreement and each payment of principal made by the Borrower with respect hereto; PROVIDED, THAT, failure to make any such endorsement or notation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement referred to below.

                  The Borrower waives diligence, presentment, demand, protest or other notice of any kind whatsoever in connection with the Loans and this Note. The non-exercise by any holder hereof of any right or remedy in any particular instances shall not constitute a waiver thereof in that or any other circumstance or of any other right or remedy.

                  This Note is one of the Notes referred to in the Credit Agreement (as from time to time amended, supplemented or modified, the "CREDIT AGREEMENT") dated as of July 15, 1996, among the Borrower and the Bank. Reference is made to said Credit Agreement for provisions for the optional and mandatory prepayment hereof for the acceleration of the maturity hereof and for the Collateral Security provided herefor. This Note is secured by, and entitled to the benefits of, the Security Documents. Except as otherwise defined herein, terms defined in said Credit Agreement are used herein as therein defined.


                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF

THE STATE OF NEW YORK.


                                         ROADWAY EXPRESS, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                       A-2